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                                                                    EXHIBIT 99.2

                            MOORE MEDICAL CORPORATION
                           WARRANT PURCHASE AGREEMENT

                              WILL PORTEOUS/ BRODY

          THIS WARRANT PURCHASE AGREEMENT is made as of the 29th day of June, 2000 (the "EFFECTIVE DATE") by and among Christopher W. Brody (the "Seller") and Will Porteous (a "PURCHASER") with respect to common shares of Moore Medical Corporation, a Delaware Corporation (the "Company").

The parties hereby agree as follows:

1.        TERMS AND ISSUANCE OF WARRANT

     a) The Seller will sell to the Purchaser, for $500.00 a warrant to purchase Common Stock of the Company. The exercise price of such warrant will be $10.00 per common share. The warrant issuable pursuant to this paragraph shall entitle the Purchaser to acquire 10,000 shares of Common Stock.

     b)   The warrant is attached  hereto as Exhibit A (the "WARRANT").

2.        THE CLOSING

          2.1 CLOSING DATE. The closing of the purchase and sale of the Warrant (the "CLOSING") shall be held on the Effective Date, or at such other time as the Seller and the Purchaser shall agree (the "CLOSING DATE").

          2.2 DELIVERY. At the Closing (i) the Purchaser will deliver to the Seller a check in the amount of $500.00 and (ii) the Seller shall issue and deliver to the Purchaser the Warrant.

3.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER.

          The Seller hereby represents and warrants to the Purchaser as follows:

3.1 REQUISITE POWER. The Seller will have at the Closing Date all requisite power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

4.        REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          4.1 PURCHASE FOR OWN ACCOUNT. The Purchaser represents that it is acquiring the Warrant and the equity securities issuable upon exercise of the Warrant (collectively, the "SECURITIES") solely for his own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention except for a transfer by such Purchaser to any entity under common control of such Purchaser, the owners of which consist primarily of the family of the Purchaser's owner.

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          4.2   INFORMATION AND SOPHISTICATION. The Purchaser acknowledges that it has received all the information it has requested and it considers necessary or appropriate for deciding whether to acquire the Securities. The Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser. The Purchaser further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

          4.3 ABILITY TO BEAR ECONOMIC RISK. The Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

          4.4 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

                (a) There is then in effect a Registration Statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                (b) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the 1933 Act or any applicable state securities laws.

                (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to any entity under common control of such Purchaser, the owners of which consist primarily of the family of the Purchaser's owner, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchaser hereunder.

          4.5 ACCREDITED INVESTOR STATUS. The Purchaser is an "ACCREDITED INVESTOR" as such term is defined in Rule 501 under the 1933 Act.

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5.        MISCELLANEOUS

          5.1 BINDING AGREEMENT. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          5.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents, made and to be performed entirely within the State of New York.

          5.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          5.5 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or 10 days after deposit with the United States Post Office, postage prepaid, addressed to the Seller, Vantage Partners, LLC, 610 Fifth Avenue - 7th floor, New York, NY 10020, Attention: Christopher W. Brody, or the Purchaser at the address indicated below, or at such other address as either party may designate by ten (10) days advance written notice to the other party.

          5.6 MODIFICATION; WAIVER. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchaser.

          5.7 ENTIRE AGREEMENT. This Agreement and the Exhibit hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

          IN WITNESS WHEREOF, the parties have executed this WARRANT PURCHASE AGREEMENT as of the date first written above.

PUCHASER:                                               SELLER

By:  /s/ William D. Porteous                            /s/ Christopher W. Brody
    ---------------------------------                   ------------------------
    Signature

Name: William D. Porteous
      -------------------

Title:
       ---------------------------

Address: 1020 Fifth Avenue  New York, NY  10028
        ---------------------------------------

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                                    EXHIBIT A



THIS WARRANT AND THE UNDERLYING SECURITIES MAY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                              CHRISTOPHER W. BRODY

                        WARRANT TO PURCHASE COMMON STOCK

                                                                   JUNE 29, 2000

     THIS CERTIFIES THAT, for value received, Purchaser (the "Holder"), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Christopher W. Brody (the "Seller") at 610 Fifth Avenue, 7th floor, New York, NY 10020, 10,000 shares of Common Stock of the Company.

     1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

          (a) "Exercise Period" shall mean the period commencing with the date hereof and ending five years from the date hereof, unless sooner terminated as provided below.

          (b) "Exercise Price" shall mean $10.00 per common share, subject to adjustment pursuant to Section 5 below.

          (c) "Exercise Shares" shall mean the shares of the Corporation's Common Stock issuable upon exercise of this Warrant.


          (d) The "Corporation" or the "Company" shall mean Moore Medical Corporation, a Delaware corporation, with its principal office at 389 John Downey Drive, New Britain, Connecticut 06050.

     2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to Christopher W. Brody at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

          (a)   An executed Notice of Exercise in the form attached hereto,

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          (b)   Payment of the Exercise Price in cash, wire transfer, or by check, and

          (c)   This Warrant.

          Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

     The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Seller are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

     3.   COVENANTS OF THE  SELLER.

     3.1. COVENANTS AS TO EXERCISE SHARES. The Seller covenants and agrees that the Seller will at all times during the Exercise Period, hold free from liens, preemptive rights and the like, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

     4.   REPRESENTATIONS OF HOLDER.

     4.1 ACQUISITION OF WARRANT FOR OWN ACCOUNT. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

     4.2. SECURITIES ARE NOT REGISTERED.

          (a) The Holder understands that the Warrant and the Exercise Shares may have not been registered under the Securities Act of 1933, as amended (the "Act") on the basis that no distribution or public offering of the stock of the Corporation is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

          (b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

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          (c)   The Holder is aware that neither the Warrant nor the Exercise
Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

     4.3. Disposition of Warrant and Exercise Shares.

          (a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

                (i) The Seller shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

                (ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

                (iii) The Holder shall have notified the Seller of the proposed disposition and shall have furnished the Seller with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Seller, the Holder shall have furnished the Seller with an opinion of counsel, reasonably satisfactory to the Seller, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

                (iv) Notwithstanding anything else within this agreement to the contrary, the Holder will not transfer the Warrant unless the Transferee is intending upon exercising the Warrant immediately thereafter; and, furthermore, the Transferee understands that the company has no intention of ever registering the Warrant.

          (b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

          (c) The Holder hereby agrees not to sell or otherwise transfer or dispose of all or any part of this Warrant or the Exercise Shares during a period specified by the representative of the underwriters of Common Stock (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Corporation filed under the Act. Holder

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further agrees that the Corporation may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

     5. ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Common Stock of the Corporation by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

     6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Seller shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

     7. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation.

     8. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Seller may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Seller, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

     9. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by telex, telegram, express mail or other form of rapid communications, if possible, and if not then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed in each case to the party entitled thereto at the following addresses: (a) if to the to the Seller, Vantage Partners, LLC, 610 5th Avenue, 7th Floor, New York, NY 10020; Attention: Christopher Brody, Fax #212/218-8133 or if to the Holder, to the address set forth below, or at such other address as one party may furnish to the other in writing. Notice shall be deemed effective on the date dispatched if by personal delivery, telecopy, telex or telegram, three days after mailing if by express mail, or ten days after mailing if by first-class mail.

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     10.  ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

     11. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of New York.




     IN WITNESS WHEREOF, the Seller has caused this Warrant to be executed as of June 29, 2000.

                                   SELLER:


                                   By   /s/ Christopher W. Brody
                                      --------------------------
                                      Christopher W. Brody

                                   HOLDER:

                                   By   /s/ William D. Porteous
                                        -----------------------
                                        Signature

                                   Name: William D. Porteous
                                         -------------------

                                   Title:
                                         -------------------------------

                                   Address: 1020 Fifth Avenue New York, NY 10028
                                            ------------------------------------

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

                               NOTICE OF EXERCISE

TO: SELLER

     (1) The undersigned hereby elects to purchase 10,000 shares of the Common Stock of Moore Medical Corporation (the "Company") from Christopher W. Brody (the "Seller"), pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.



     (2) Please arrange for the Seller to transfer a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                               William D. Porteous
                                     (Name)

                                1020 Fifth Avenue
                               New York, NY 10028
                                    (Address)

     (3) The undersigned represents that (i) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (ii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iii) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and (iv) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless there is in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

-----------------------                              ---------------------------
(Date)                                               (Signature)

                                                     William D. Porteous
                                                     -------------------
                                                     (Print name)

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